Ex. 99-B.4.3
ING LOGO

ING Life Insurance and Annuity Company

Home Office: 151 Farmington Avenue

Hartford, Connecticut 06156

(800) 262-3862

ING Life Insurance and Annuity Company (herein called "the Company", "we", "us", or "our"), will pay benefits according to the terms and conditions set forth in this Contract.

Specifications
Plan [ING express Variable Annuity]
Type of Plan [SPECIMEN]
Contract Owner(s) [SPECIMEN] [SPECIMEN]
Annuitant [SPECIMEN]
Contract Number [SPECIMEN]
Effective Date [January 1, 2006]
This Contract is delivered in [STATE] and is subject to the laws of that jurisdiction.

THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PART IV.
Right to Cancel

The Contract Owner can request at any time information from the Company regarding the benefits and provisions of this Contract. If for any reason you are not satisfied with the Contract you may return it within 10 days of receipt for a refund of all Contributions. If you are 65 years of age as of the date the application was signed, or if the Contract is replacing another annuity contract, and you return the Contract within an additional 20 days, we will pay you your Contract Value.

This page, the following pages, and any incorporated endorsements make up the entire Contract. This Contract is a legal contract and constitutes the entire legal relationship between the Company and the Contract Owner.

PLEASE READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both the Contract Owner(s) (also referred to as "you" or "your") and the Company. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

Signed at our Home Office on the Effective Date.
/s/ Brian D. Comer	/s/ Paula Cludray-Engelke
President	Secretary

Individual Flexible Contribution Deferred Annuity Contract

Variable Accumulation and Fixed Annuitization

Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

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TABLE OF CONTENTS

Page
I.	GENERAL DEFINITIONS
1.01	Accumulation Period ................................................................................................................................	5
1.02	Accumulation Unit ....................................................................................................................................	5
1.03	Annuitant .................................................................................................................................................	5
1.04	Annuity ....................................................................................................................................................	5
1.05	Annuity Option .........................................................................................................................................	5
1.06	Annuity Period .........................................................................................................................................	5
1.07	Beneficiary ...............................................................................................................................................	5
1.08	Code ........................................................................................................................................................	5
1.09	Contract ...................................................................................................................................................	5
1.10	Contract Owner .......................................................................................................................................	5
1.11	Contract Value .........................................................................................................................................	5
1.12	Contract Year ..........................................................................................................................................	6
1.13	Contribution(s) .........................................................................................................................................	6
1.14	Effective Date ..........................................................................................................................................	6
1.15	Fund(s) ....................................................................................................................................................	6
1.16	General Account ......................................................................................................................................	6
1.17	Good Order .............................................................................................................................................	6
1.18	Separate Account ....................................................................................................................................	6
1.19	Sub-Account(s) ........................................................................................................................................	6
1.20	Valuation Date .........................................................................................................................................	6
1.21	Valuation Period ......................................................................................................................................	6
II.	GENERAL PROVISIONS
2.01	Change of Contract ..................................................................................................................................	7
2.02	Nonparticipating Contract ........................................................................................................................	7
2.03	Payments .................................................................................................................................................	7
2.04	State Laws ...............................................................................................................................................	7
2.05	Contract Owner Rights ............................................................................................................................	7
2.06	Designation of Beneficiary .......................................................................................................................	7
2.07	Misstatements and Adjustments ..............................................................................................................	7
2.08	Incontestability .........................................................................................................................................	8
2.09	Proof of Age .............................................................................................................................................	8
2.10	Statements ...............................................................................................................................................	8
2.11	Termination of Contract ...........................................................................................................................	8
III.	CONTRIBUTION, REALLOCATION, AND WITHDRAWAL PROVISIONS
3.01	Contribution(s) .........................................................................................................................................	8
3.02	Premium Taxes........................................................................................................................................	8
3.03	Reallocation of Contract Value ................................................................................................................	8
3.04	Frequent Trading Restrictions .................................................................................................................	9
3.05	Systematic Allocation ..............................................................................................................................	9
3.06	Withdrawal of Contract Value ..................................................................................................................	9
3.07	Reinstatement .........................................................................................................................................	9
3.08	Systematic Distribution Options ..............................................................................................................	9
3.09	Death Benefit ..........................................................................................................................................	10

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Page
IV.	THE SEPARATE ACCOUNT
4.01	General ....................................................................................................................................................	10
4.02	Sub-Accounts ..........................................................................................................................................	10
4.03	Accumulation Units ..................................................................................................................................	11
4.04	Net Investment Factor .............................................................................................................................	11
4.05	Mortality and Expense Risk Charge ........................................................................................................	12
4.06	Administrative Fee ...................................................................................................................................	12
4.07	Reserved Rights ......................................................................................................................................	12
4.08	Redemption Fees ....................................................................................................................................	13
V.	ANNUITY PROVISIONS
5.01	Election of the Annuity Option .................................................................................................................	13
5.02	Terms of Annuity Option ..........................................................................................................................	13
5.03	Death of Annuitant ...................................................................................................................................	13
5.04	Annuity Option .........................................................................................................................................	13

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Contract Schedule
Administrative Fee	$40. If the Contract Value is $25,000 or greater on the date the Administrative Fee is to be deducted, the Administrative Fee will be $0.
Maximum Contribution Without Prior Approval	$1,000,000
Minimum Initial Contribution	[$5,000-$15,000]
Separate Account	The Separate Account is our [Variable Annuity Account C].
Separate Account Charges	Mortality and expense risk charge: [0.35%]

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I.	GENERAL DEFINITIONS
1.01	Accumulation Period:

The period of time up to and including the date the Contract Value is applied to the Annuity Option.
1.02	Accumulation Unit:

A unit of measure used to determine the Contract Value.
1.03	Annuitant:

A natural person selected by the Contract Owner and on whose life an Annuity Option is measured. You designate the Annuitant at the time you purchase the Contract. You and the Annuitant need not be the same person. If you are not the Annuitant and the Annuitant dies during the Accumulation Period you become the Annuitant unless you name a new Annuitant. If there are joint Contract Owners, the Annuitant will be the older of the two. You may not change the Annuitant after you elect the Annuity Option. A change of Annuitant is effective as of the date we receive a written request in Good Order.
1.04	Annuity:

A series of payments made for life.
1.05	Annuity Option:

The payment method available during the Annuity Period.
1.06	Annuity Period:

The period of time after we apply the Contract Value to the Annuity Option.
1.07	Beneficiary:

The individual(s) or entity entitled to receive any death benefit due under the Contract.
1.08	Code:

The Internal Revenue Code of 1986, as it may be amended from time to time.
1.09	Contract:

This agreement between the Company and the Contract Owner.
1.10	Contract Owner:

The person(s) named on the cover of this Contract, to whom this Contract is delivered. Joint Contract Owners have joint ownership rights. Both joint Contract Owners must authorize any exercise of ownership rights in writing unless we allow otherwise. We reserve the right to limit ownership to natural persons.
1.11	Contract Value:

During the Accumulation Period, the Contract Value on a particular day is the total of the values of your interest in each Sub-Account. The value of each Sub-Account is equal to:
(a)	The number of Accumulation Units;
(b)	Multiplied by the Accumulation Unit value.

The Contract Value will vary from Valuation Date to Valuation Date.

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1.12	Contract Year:

A Contract Year is a 12-month period beginning on the Effective Date, or an anniversary of the Effective Date, and ending on the day before the next anniversary.
1.13	Contribution(s):

Amounts contributed to the Contract.
1.14	Effective Date:

The date, shown on the cover, on which we issue the Contract.
1.15	Fund(s):

Any open-end management investment company (or portfolio thereof) or any unit investment trust (or series thereof), shares of which are purchased by the Separate Account.
1.16	General Account:

The account holding the assets of the Company, other than those assets allocated to the Separate Account.
1.17	Good Order:

An instruction or request is in Good Order when it:
(a)	Is received in our Home Office or other place we specify, and
(b)	Has such clarity and completeness that we do not have to exercise any discretion to carry it out.

We may require the instruction or request to be given in a certain form. For example, we may require your instruction or request to be in writing or that a particular form be completed.
1.18	Separate Account:

An account set up under Connecticut insurance law that buys and holds shares of the Fund(s).
1.19	Sub-Account(s):

A subdivision of the Separate Account. Each Sub-Account's assets are invested exclusively in one of the Funds.
1.20	Valuation Date:

The date and time at which Accumulation Unit Values of a Sub-Account are calculated. Currently, this calculation is made after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open. The Valuation Date may be revised as needed in accordance with applicable federal securities laws and regulations.
1.21	Valuation Period:

The time between one Valuation Date and the next Valuation Date.

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II.	GENERAL PROVISIONS
2.01	Change of Contract:

We reserve the right to change the Contract, but only if a change is necessary (a) to comply with state laws or regulations, or (b) to assure the Contract continues to meet the requirements of the Code or other federal laws or regulations governing annuity contracts, or (c) as otherwise may be agreed to between you and the Company. This Contract may not be otherwise modified or changed. Only an authorized officer of the Company may effect a Contract change.

We will inform you in writing at least 30 days before the effective date of any change and, as required, will endorse the Contract for the change.
2.02	Nonparticipating Contract:

The Contract Owner(s), Annuitant, or Beneficiary(ies) do not have a right to share in the earnings of the Company.
2.03	Payments:

We will make Annuity payments as scheduled. Generally, we will make any other payments within seven calendar days of the date on which we receive a request in Good Order.
2.04	State Laws:

This Contract is subject to the laws of the state where it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.
2.05	Contract Owner Rights:

You have all right, title, and interest to all amounts we hold under the Contract.

You may transfer ownership of the Contract by sending us a Good Order request. A transfer of ownership ends any existing Contract Owner's right, title or interest in the Contract. You may assign your rights under the Contract by sending us a Good Order request. We are not responsible for the validity or tax consequences of any assignment.

2.06	Designation of Beneficiary:

The Contract Owner may name one or more Beneficiaries when the Contract is purchased or at any time thereafter, and when designating the Beneficiary(ies), may elect to specify in writing the form of payment to the Beneficiary(ies). If the Contract is owned jointly, both joint Contract Owners must agree in writing to the Beneficiary(ies) designated. While you are alive, the Beneficiary may be changed at any time by sending us a Good Order request. We will rely upon the last named Beneficiary. If you do not name a Beneficiary, or if all Beneficiaries have died before you, we will pay any death benefit due to your estate.

If the Contract has joint Contract Owners and either dies, the survivor will be deemed the designated Beneficiary. If the Contract continues after the death of the first joint Contract Owner, any other Beneficiary on record will then be treated as a primary or contingent Beneficiary as originally designated unless and until changed.
2.07	Misstatements and Adjustments:

If we find the age (or gender, if applicable) of the Annuitant to be misstated, the amount of the Annuity payments will be adjusted to correct for the misstatement. We reserve the right to correct any informational or administrative errors and will credit or charge interest using the current rates applicable during the adjustment period.

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2.08	Incontestability:

The Contract is incontestable.

2.09	Proof of Age:

We may require proof of age of the Annuitant if the Annuity Option is elected.
2.10	Statements:

Before the Annuity Option is elected, we will notify the Contract Owner each year of the value of any amounts held in the Fund(s) for the Separate Account. The information reported will be current within 60 days.

The Company will make any reports required by federal law.
2.11	Termination of Contract:

This Contract will end on the earliest of a full withdrawal of the Contract Value during the Accumulation Period, or a death benefit is paid as a single sum before Annuity payments start, or upon the death of the Annuitant once Annuity payments have started.

In addition, if your Contract Value is less than $2,500, and you have made no Contributions within the last two years, we may cancel the Contract and pay you the Contract Value in one cash payment.
III.	CONTRIBUTION, REALLOCATION, AND WITHDRAWAL PROVISIONS
3.01	Contribution(s):

The Maximum Contribution Without Prior Approval from the Home Office and the Minimum Initial Contribution are shown on the Contract Schedule. You may make Contributions at any time before the start of the Annuity Period. We reserve the right to reject a Contribution.

You may allocate Contributions among the available Sub-Accounts. Allocations are limited to no more than 18 Sub-Accounts over the life of the Contract. You must tell us the percentage of the Contribution(s) to be applied to each Sub-Account. Unless different allocation instructions are received, the allocation for additional Contributions, if any, will be the same as for the initial Contribution. You may change the percentage allocation among available Sub-Accounts by providing us a Good Order request. Such changes must be in whole percentages and are subject to any limitations on the number of Funds available through each Contract. Changes in the allocation will not be effective until the date we receive your notice in Good Order and will only affect Contributions we receive after that date.

Reallocations of Contract Value are governed by section 3.03 and are subject to the Frequent Trading Restrictions as described in Section 3.04.
3.02	Premium Taxes:

We will pay any premium taxes due to any governmental entity and deduct the amount paid from your Contract Value. We reserve the right to deduct the amount of the tax from your Contract Value when we pay the tax or at a later date.
3.03	Reallocations of Contract Value:

Reallocations of Contract Value are subject to Frequent Trading Restrictions (see section 3.04).

During the Accumulation Period, the Contract Owner may reallocate Contract Value between or among available Sub-Accounts up to 12 times during any calendar year by giving us notice in Good Order. More than 12 such reallocations in any calendar year, if permitted by us, may be subject to a fee of up to $25 for each subsequent reallocation. We may also establish minimum and maximum amounts for reallocations.

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We will process the requested reallocation on either:
1.	The next Valuation Date after we receive the Contract Owner's Good Order instructions requesting the reallocation; or
2.	As of a Valuation Date requested by the Contract Owner that occurs thereafter.

Reallocations are accomplished by redeeming the appropriate Accumulation Units and reinvesting their value in the Sub-Accounts as directed by the Contract Owner.
3.04	Frequent Trading Restrictions:

We will monitor all applicable reallocation of Contract Value activity and will restrict transactions that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying Sub-Account within a 30-day period. We may modify our definition, or the definition as it applies to a particular Sub-Account, at any time without prior notice, if required by the underlying Fund(s) in which the Sub-Account invests and/or by state or federal regulatory requirements, or in order to protect the interest of the Contract Owner(s).
3.05	Systematic Allocation:

Systematic Allocation provides a dollar-cost-averaging or account rebalancing option on Sub-Account transfers. Dollar-cost-averaging involves allocating amounts to one Sub-Account and having it reallocated to other Sub-Accounts in substantially equal monthly installments. The amount applied to a dollar-cost averaging Systematic Allocation must be no less than $100 per month over a period of at least 12 months. For periods longer than 24 months Company consent is required. Systematic Allocation for account rebalancing involves reallocation of Sub-Accounts.

We reserve the right to limit the Sub-Accounts that can be used to pay out or receive Systematic Allocations.

Unless the Company consents otherwise, no more than one Systematic Allocation may be in effect. The Contract Owner may revoke a Systematic Allocation at any time.
3.06	Withdrawal of Contract Value:

During the Accumulation Period, you may request a full or partial withdrawal from this Contract by sending us a Good Order request. We reserve the right to deduct premium taxes, if applicable, and other state or federal taxes from the Contract Value on the date the withdrawal is taken. An Administrative Fee may be assessed on a full withdrawal as described in Section 4.06.

The amount withdrawn from the Contract will be determined on the next Valuation Date following our receipt of your written request in Good Order. The amount, less any applicable Administrative Fee and taxes, will generally be sent to you within seven days of our receipt of your Good Order request.

Partial withdrawals are satisfied by withdrawing amounts from each of the Sub-Accounts on a pro-rata basis, unless the Contract Owner specifies a particular order in which Sub-Accounts should be liquidated.
3.07	Reinstatement:

If allowed by state law, we may allow you to reinstate the proceeds of a full withdrawal subject to terms and conditions we may establish.
3.08	Systematic Distribution Options:

We may, from time to time, establish and make available for your election one or more Systematic Distribution Options (SDO). When an SDO election is in effect, automatic withdrawals will be made from the Contract.
(a)	Any SDO established by the Company will be made available on the basis of objective criteria consistently applied.
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(b)	The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO.
(c)

We may discontinue the availability of an SDO at any time. Except to the extent required by law, any such discontinuance will not apply to any contracts with a previously elected SDO in effect at the time of such SDO's discontinuance.

3.09	Death Benefit:

A death benefit is payable to the Beneficiary when:
(a)

The Contract Owner dies before Annuity payments start (if there are joint Contract Owners, the death benefit is payable at the death of either owner, or if the Contract Owner is not a natural person, the death benefit is payable at the death of the Annuitant); and

(b)	We receive a death claim in Good Order, including acceptable proof of death and the Beneficiary's election of an available death benefit payment option.

The death benefit payable will be the greater of:
(a)	the Contract Value on the date when the death claim is received in Good Order; or
(b)

the sum of Contributions (minus any applicable premium tax) made to the Contract adjusted for withdrawals taken from the Contract. The adjustment for withdrawals will be proportionate, reducing the sum of all Contributions made in the same proportion that the Contract Value was reduced by the partial withdrawal.

The Beneficiary may choose to apply any death benefit to the Annuity Option (see 5.04), unless restricted by you, subject to any other terms and conditions of this Contract, or to receive a lump sum payment.

Prior to election of the form of death benefit, or until the death benefit must otherwise be distributed, the Beneficiary assumes all nonforfeitable rights under this Contract.

If the Beneficiary is not the Contract Owner's surviving spouse, the death benefit must either be applied to the Annuity Option by December 31st of the year following the year of the Contract Owner's death or be paid to the Beneficiary within five (5) years after the Contract Owner's death.

If the Beneficiary is the Contract Owner's surviving spouse, the Beneficiary may elect to continue the Contract as the Contract Owner.
IV.	THE SEPARATE ACCOUNT
4.01	General:

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

We have complete ownership and control of the assets in the Separate Account. These assets are held separately from our other assets and are not part of our General Account.

The portion of the assets of the Separate Account equal to the reserves, and other contract liabilities of the Separate Account, are not chargeable with liabilities from any other business that we may conduct.

The income, gains and losses, realized or unrealized, from assets allocated to the Separate Account will be credited to, or charged against, the Separate Account, without regard to our other income, gains, or losses.
4.02	Sub-Accounts:

The Separate Account is divided into Sub-Accounts, some of which are available under the Contract. Each Sub-Account that is available under the Contract invests in shares of a Fund.

Shares of a Fund will be purchased and redeemed for a Sub-Account at their net asset value.

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We will reinvest the net asset value of the income, dividends, and gains, distributed from shares of a Fund, in additional shares of that Fund.

The Fund prospectuses define the net asset value and describe the Funds.

The dollar amounts of values and benefits of the Contract provided by the Separate Account depend on the investment performance of the Funds in which the selected Sub-Accounts are invested.

We do not guarantee the investment performance of the Funds. The Contract Owner bears the full investment risk for amounts applied to the Sub-Accounts.
4.03	Accumulation Units:

Contributions received under the Contract and allocated to, or reallocated to the Sub-Accounts will be credited in the form of Accumulation Units on the next Valuation Date that such Contributions or reallocations are received in Good Order.

To find the number of Accumulation Units:
1.	Divide the amount of the Contribution allocated to, or reallocated to, the Sub-Account;
2.	By the value of an Accumulation Unit for that Sub-Account on the next Valuation Date.

To find the number of Accumulation Units cancelled upon withdrawal or reallocation from a Sub-Account:
1.	Divide the amount withdrawn or reallocated;
2.	By the Accumulation Unit value on the next Valuation Date.

Each Accumulation Unit value is set at $10 when the Sub-Account first purchases investment shares.

Subsequent values on any Valuation Date are equal to:
1.	The previous Accumulation Unit value;
2.	Multiplied by the net investment factor for that Sub-Account for the Valuation Date.

The Contract Value will vary from Valuation Date to Valuation Date.
4.04	Net Investment Factor:

The net investment factor is an index number which reflects charges to the Contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.

If the net investment factor is greater than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.

The net investment factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where
1.	Is the net result of:
a.	The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the current Valuation Period;
b.	Plus the per share amount of any dividend or capital gain distributions made on the Fund shares held in the Sub-Account during the current Valuation Period;
c.	Plus a per share credit or less a per share charge for any taxes reserved which we determine to have resulted from the operations of the Sub-Account and to be applicable to the Contract.
2.	Is the net result of:
a.	The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the last prior Valuation Period;

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b.	Plus a per share credit; or
c.

Less a per share charge for any taxes reserved for the last prior Valuation Period which we determine to have resulted from the investment operations of the Sub-Account and to be applicable to the Contract.

3.	Is a daily factor representing the mortality and expense risk charge, adjusted for the number of days in the period. The charges are shown on an annual basis on the Contract Schedule.
4.05	Mortality and Expense Risk Charge:

The mortality and expense risk charge pays us for assuming the mortality risk under the Contract and for guaranteeing that we will not increase the Administrative Fee even though our cost of administering the Contract and the Separate Account may increase.

This charge is included in the calculation of the net investment factor and is shown on the Contract Schedule.
4.06	Administrative Fee:

The Administrative Fee shown on the Contract Schedule pays us for the administrative expenses of the contract.

The Administrative Fee will be deducted from the Contract Value on the first business day following the completion of each Contract Year prior to the start of the Annuity Period. In addition, we will deduct the Administrative Fee upon full withdrawal if it occurs more than 90 days after the beginning of a Contract Year.

We make the deduction from the Separate Account on a basis that reflects each Sub-Account's proportionate percentage of the Contract Value.

4.07	Reserved Rights:

We reserve the right, if permitted by applicable law, to:
1.	Create new separate accounts;
2.	Combine separate accounts, including the Separate Account;
3.	Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to Contract Owners at our discretion;
4.	Substitute shares of one Fund for another;
5.

Reallocate assets of the Separate Account, which we determine to be associated with the class of contracts to which this Contract belongs, to another separate account;

(If this type of reallocation is made, the term "Separate Account" as used in this Contract will then mean the separate account to which the assets were reallocated.)

6.	De-register the Separate Account under the Investment Company Act of 1940, if registration is no longer required;
7.	Make any changes required by the Investment Company Act of 1940;
8.	Operate the Separate Account as a management investment company under the Investment Company Act of 1940, or any other form permitted by law;
9.	Restrict or eliminate any voting privileges of Contract Owners or other persons who have voting privileges as to the Separate Account; and
10.	Waive the Administrative Fee if the Contract Value meets a specified condition.

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4.08	Redemption Fees:

If applicable, we may deduct the amount of any redemption fees imposed by Funds as a result of withdrawals, transfers or other transactions initiated by a Contract Owner or Beneficiary.
V.	ANNUITY PROVISIONS
5.01	Election of the Annuity Option:

The Annuity Commencement Date is the date the Contract Value is applied to the Annuity Option. Through a Good Order request, you may elect the Annuity Commencement Date at any time providing the Annuity payments are to start within 90 days of the date you make the election. If you have not made this election before reaching the month of your 95th birthday, or if you have not told us to do otherwise in writing, the Annuity Commencement Date will be the first day of the month of your 95th birthday.

You may change or revoke your Annuity Commencement Date election at any time before the 30-day period preceding the current Annuity Commencement Date. We reserve the right not to permit an Annuity Commencement Date after the Annuitant's 100th birthday.

Annuity payments will be made on a monthly basis unless you request otherwise.

The Company guarantees that interest will be credited at an annual equivalent yield of 1.50%.
5.02	Terms of Annuity Option:
(a)

An Annuity Option may not be elected if the first payment would be less than $100 or if the total payments in a year would be less than $500. We reserve the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(b)

For purposes of calculating the payments for an Annuity payment, the Annuitant's adjusted age will be used. The Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity Commencement Date reduced by two years for Annuity Commencement Dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's age will be reduced by one additional year for Annuity Commencement Dates occurring in each succeeding decade.

(c)	Once elected, Annuity payments cannot be commuted to a lump sum. The schedule of payments for an Annuity Option shall be irrevocable once elected.
(d)	The Annuity payment rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates shown.
5.03	Death of Annuitant:

When the Annuitant dies, payments will end.
5.04	Annuity Option:

Life Income for One Annuitant - An Annuity with payments for the life of the Annuitant. Annuity payments cease at the death of the Annuitant.

As allowed under applicable state law, the Company reserves the right to offer additional Annuity Options.

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Annuity Options Table

Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000 after Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%
Adjusted Age of Annuitant	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 3.43 3.51 3.59 3.68 3.77 3.87 3.97 4.08 4.20 4.32 4.45 4.59 4.74 4.90 5.07 5.26 5.45 5.66 5.88 6.12 6.38 6.65 6.94 7.25 7.58 7.94	$ 3.08 3.14 3.21 3.28 3.36 3.44 3.52 3.61 3.70 3.80 3.91 4.02 4.14 4.26 4.40 4.54 4.69 4.86 5.03 5.22 5.43 5.65 5.89 6.15 6.43 6.73

Rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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ING LOGO

ING Life Insurance and Annuity Company

Home Office: 151 Farmington Avenue

Hartford, Connecticut 06156

(800) 262-3862

Individual Flexible Contribution Deferred Annuity Contract

Variable Accumulation and Fixed Annuitization

Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I-VA-05(REF)